Exhibit 10.2

EAGLE MATERIALS INC.

2023 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Eagle Materials Inc., a Delaware corporation (the “Company”), and ____________ (the “Grantee”) hereby enter into this Restricted Stock Award Agreement (this “Agreement”) in order to set forth the terms and conditions of the Company’s award (the “Award”) to the Grantee of certain shares of Common Stock of the Company granted to the Grantee on August 7, 2023 (the “Award Date”).

1.
Award. The Company hereby awards to the Grantee ________ shares of Common Stock of the Company (the “Shares”).
2.
Relationship to the Plan. The Award shall be subject to the terms and conditions of the Eagle Materials Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”), this Agreement and such administrative interpretations of the Plan, if any, as such interpretations may be in effect on the date of this Agreement or thereafter. Except as defined herein, capitalized terms shall have the meanings ascribed to them under the Plan. For purposes of this Agreement:
(a)
“Disability” shall mean a disability of the Grantee as determined by the Committee.
(b)
“Restriction Period” shall mean the period beginning on the Award Date and ending on the date immediately preceding the Vesting Date (as defined below) for a Share.
(c)
“Retirement” shall mean termination of service on the Board at the Company’s mandatory retirement age in accordance with the Company’s director retirement policy or earlier on such terms and conditions as approved by the Committee.
3.
Vesting.
(a)
Vesting Criteria. The Grantee’s interest in the Shares shall vest in full as of the earliest of (i) the one-year anniversary of the Award Date; (ii) the next annual meeting of the Company’s stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting; (iii) the Grantee’s Retirement; (iv) the Grantee’s Disability; or (v) the Grantee’s death (as applicable, the “Vesting Date”). Prior to the Vesting Date, all Shares shall be unvested Shares.
(b)
Restrictions. During the Restriction Period, the Grantee may not sell, transfer, pledge, assign, hypothecate, encumber or otherwise dispose of any unvested Shares or any right or interest related to such unvested Shares, other than as required by the Grantee’s will or beneficiary designation, in accordance with the laws of descent and distribution or by a qualified domestic relations order.
(c)
Forfeiture. Subject to Section 4, the Grantee must be in continuous service as a Non-Employee Director for purposes of Section 1.4 of the Plan (“Continuous Service”) from the Award Date through the Vesting Date for an unvested Share to become vested. Subject to Section 4, the termination of such Continuous Service prior to the Vesting Date shall cause all unvested Shares to be automatically forfeited as of the date of such termination of Continuous Service.
4.
Change in Control. Notwithstanding Section 3 above, if the Grantee has been in Continuous Service from the Award Date through the occurrence of a Change in Control, then, in the event of the occurrence of such a Change in Control, any vesting of the Shares will remain subject to the applicable provisions of the Plan, including, but not limited to, Sections 1.3 and 5.8 thereof.
5.
Stockholder Rights. The Grantee shall have the right to vote the Shares. On the Vesting Date, the Grantee shall be paid a cash dividend payment equal to: (i) the sum of per share dividends paid with respect to Common Stock during the period from the Award Date to the Vesting Date; provided, that the record date for such dividend payment is on or after the Award Date; times (ii) the number of Shares determined to be vested with respect to the Vesting Date, it being understood that the Grantee’s entitlement to receive such dividend payment shall be subject to the same vesting conditions as the Shares hereunder.
6.
Corporate Events. If, from time to time during the term of the Restriction Period, there is any equity restructuring affecting the outstanding Common Stock that causes the per share value of Common Stock to change, the Shares and other applicable terms of this Award shall be adjusted in accordance with the provisions of Section 5.7 of the Plan. Any and all new, substituted or additional securities to which the Grantee may be entitled by reason of the Grantee’s ownership of the Shares hereunder because of an equity restructuring shall be immediately subject to the restrictions set forth herein (as may be modified pursuant to this Agreement) and included thereafter as Shares for purposes of this Agreement.
7.
Refusal to Transfer. The Company shall not be required:
(a)
to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan;
(b)
to treat such purchaser or other transferee as owner of such Shares, accord such purchaser or other transferee the right to vote; or
(c)
to pay or deliver dividends or other distributions to such purchaser or other transferee with respect to such Shares.
8.
Legends. If the Shares are certificated, the certificate or certificates evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE ISSUER’S PRINCIPAL CORPORATE OFFICES.

9.
Tax Consequences. The Grantee acknowledges that the Grantee has reviewed, or has had the opportunity to review, with the Grantee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Grantee understands that Section 83 of the Code taxes as ordinary income the difference between the purchase price, if any, for the Shares and the Fair Market Value of the Shares as of the date the restrictions on the Shares lapse. In this context, “restriction” means the restrictions imposed during the Restriction Period. The Grantee understands that the Grantee may elect to be taxed at the time the Shares are awarded rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Award Date (and by submitting a copy of such election with the Company). THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.
10.
Entire Agreement; Governing Law. The Plan and this Agreement constitute the entire agreement of the Company and the Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Parties or as otherwise permitted under the Plan or this Agreement. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
11.
Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Award or this Agreement for construction or interpretation.
12.
Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party.
13.
Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

[Signature page follows]

EAGLE MATERIALS INC.

By:

Name:	Michael R. Haack

Its:	President and CEO

Address:	5960 Berkshire Ln., Suite 900 Dallas, Texas 75225

The Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. The Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

GRANTEE

Signed:	_____________________________________

Name:

Address: